Filed Pursuant to Rule 433 of the

Securities Act of 1933, as amended

Registration Statement Nos. 333-198986 and 333-196437

Free Writing Prospectus dated October 28, 2014

Subject: Fantex, Inc: Fantex Mohamed Sanu IPO

Thank you again for your interest in the Fantex Mohamed Sanu offering.

Please find the following assets related to the IPO:

• Link to Mohamed Sanu’s Brand Video

• Link to our Road Show presentation

• Link (via the SEC’s EDGAR site) to the slides of the Road Show presentation

Sean

—

Sean Baenen

Chief Marketing Officer

Fantex, Inc.

sean@fantex.com

415.203.7786

Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 855-905-5050. View the Fantex Mohamed Sanu prospectus. View the Fantex Alshon Jeffery prospectus.